Exhibit 99.1

News Release | For Distribution

Zix Corporation Achieves 18th Consecutive Quarterly Record in Revenue for Second Quarter 2013

Company exceeds earnings and revenue guidance

DALLAS — July 23, 2013 — Zix Corporation (ZixCorp), (Nasdaq: ZIXI), a leader in email data protection, today announced financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Financial Highlights

•	Second quarter new first year orders of $2.4 million, compared to a near record $2.5 million in the second quarter of 2012

•	Second quarter revenue of $11.8 million, an increase of 14.5% year-over-year, the Company’s 18th consecutive quarterly record in revenue

•	Second quarter GAAP net income of $0.03 per share, a decrease of 30.0% year-over-year (1)

•	Second quarter Non-GAAP net income of $0.04 per share, a decrease of 20.2% year-over-year (1)

•	The Company generated approximately $2.5 million in cash flow from operations, a decrease of $2.5 million year-over-year

•	Cash and cash equivalents totaled $26.3 million, an increase of $2.1 million compared to the Mar. 31, 2013, ending cash balance

•	The year-over-year decline in earnings and cash flow was in line with public guidance and the expected result of increased investments in new products and sales and marketing

“We achieved another consecutive quarter of record revenue and bookings and continue to deliver results that meet, if not exceed, our guidance, reflecting the consistency of our business model,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer. “We continue to see expansion both within our existing customer base and with the addition of new customers. At the same time, we are building on our leadership in email data protection with two new products that more than triple the size of our addressable market and that we believe will lead us to even higher growth rates in 2014. ZixDLP, which addresses an enterprise’s number one data leakage problem, was launched in March. Our second new product is ZixOne, our innovative approach to BYOD. ZixOne is in beta with nearly 30 customers and receiving very positive feedback. ZixOne literally takes 30 minutes or less to connect to a company’s email Exchange server, and then individual employees can download and implement the app in less than a minute. ZixOne can solve the BYOD security issue surrounding corporate email that is a top concern of nearly every CIO and CTO in the corporate world. We remain on track to meet our September 3 general availability date and look forward to delivering this disruptive product to the marketplace.”

Second Quarter 2013 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share and % data	Q2 2013	Q2 2012	% or $ Change (1)
Revenue	$11.8	$10.3	14.5%
GAAP Gross Profit	$9.9	$8.5	16.5%
GAAP Net Income	$1.9	$2.6	(29.2)%
GAAP Net Income Per Share – Diluted	$0.03	$0.04	(30.0)%
Non-GAAP Adjusted Gross Profit(2)	$10.0	$8.6	16.6%
Non-GAAP Adjusted Net Income (2)	$2.5	$3.1	(19.3)%
Non-GAAP Adjusted Net Income Per Share-Diluted (2)	$0.04	$0.05	(20.2)%
Adjusted EBITDA (2) (3)	$2.9	$3.5	(16.1)%
Adjusted EBITDA Margin (2) (3)	24.5%	33.5%	9.0pt
New First Year Orders	$2.4	$2.5	(2.7)%
Total Orders	$15.6	$13.6	14.8%
Bookings Backlog (4)	$63.4	$55.5	14.1%

(1)	Changes are based on actuals versus numbers shown in the columns which may reflect rounding
(2)	A reconciliation of GAAP to Non-GAAP adjusted results is attached to this press release and is available on our investor relations Web site at http://investor.zixcorp.com
(3)	Adjusted earnings before interest, taxes, depreciation and amortization
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Business Highlights

•

ZixCorp unveiled ZixOneTM, a unique bring-your-own-device (BYOD) secure mobile email app. ZixOne sets itself apart in the BYOD market by meeting the employees’ desire to use their own devices for work and maintain control and privacy while giving IT the ability to secure data and meet compliance needs. Other BYOD solutions, such as mobile device management and containerization, do not meet both employee wants and corporate needs. ZixOne is scheduled for commercial availability on Sept. 3, 2013.

•

Lahey Hospital & Medical Center selected ZixCorp® Email Encryption Services to provide secure email to 6,000 internal users, including physicians, nurses and departments such as financial services and information technology. ZixCorp’s ease of use combined with its reputation in the healthcare industry made ZixCorp the right choice for Lahey Hospital & Medical Center.

•	ZixCorp increased its competitive replacement wins in the first half of 2013 by 80% year-over-year.

•

ZixCorp surpassed more than 1,900 U.S. financial services customers. In addition, ZixCorp Email Encryption remains the solution of choice for all U.S. federal financial regulators, divisions of the U.S. Treasury Department, the U.S. Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority (FINRA).

Outlook

For the third quarter 2013, the Company forecasts revenue to be between $11.9 million and $12.1 million and fully diluted adjusted earnings per share to be $0.05. For the full year 2013, the Company reaffirms guidance for revenue of $48 million to $50 million and fully diluted Non-GAAP adjusted earnings per share of $0.19 to $0.20.

Conference Call Information:

The Company will discuss its financial results and outlook on a conference call on Tuesday, July 23, 2013, at 5 p.m. ET. A live webcast of the conference call will be available on our investor relations Web site at http://investor.zixcorp.com. Alternatively, participants can access the conference call by dialing 1-866-953-6860 (U.S. toll-free) or 1-617-399-3484 (international) at least 15 minutes before the call and entering access code 79066570. An audio replay of the conference will be available until July 31, 2013, by dialing 1-888-286-8010 (U.S. toll-free) or 1-617-801-6888 (international) and entering the access code 54698370. An archive for the webcast will also be available on the ZixCorp investor relations Web site.

About Zix Corporation

ZixCorp is a leader in email data protection. ZixCorp offers industry-leading email encryption, a unique email DLP solution and an innovative email BYOD solution to meet your company’s data protection and compliance needs. ZixCorp is trusted by the nation’s most influential institutions in healthcare, finance and government for easy to use secure email solutions. ZixCorp is publicly traded on the Nasdaq Global Market under the symbol ZIXI, and its headquarters are in Dallas, Texas. For more information, visit www.zixcorp.com.

SOURCE Zix Corporation

Contacts

ZixCorp Investor Relations: MKR Group, Todd Kehrli or Jim Byers (323) 468-2300, zixi@mkr-group.com

Public Relations: Taylor Stansbury Johnson (214) 370-2134, tjohnson@zixcorp.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of revenue, earnings or new products or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to how privacy and data security law mandates may affect demand for email encryption, ZixCorp’s ability to obtain and retain customers, grow revenues and deliver new products. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31,
	(unaudited)	2012
ASSETS
Current assets:
Cash and cash equivalents	$26,308,000	$22,988,000
Receivables, net	1,775,000	967,000
Prepaid and other current assets	1,364,000	1,697,000
Deferred tax assets	1,608,000	1,600,000

Total current assets	31,055,000	27,252,000
Property and equipment, net	2,587,000	2,384,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	50,985,000	51,052,000

Total assets	$86,788,000	$82,849,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,186,000	$3,156,000
Deferred revenue	17,317,000	17,470,000

Total current liabilities	20,503,000	20,626,000
Long-term liabilities:
Deferred revenue	957,000	902,000
Deferred rent	81,000	76,000

Total long-term liabilities	1,038,000	978,000

Total liabilities	21,541,000	21,604,000
Total stockholders’ equity	65,247,000	61,245,000

Total liabilities and stockholders’ equity	$86,788,000	$82,849,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$11,838,000	$10,343,000	$23,602,000	$20,644,000
Cost of revenue	1,903,000	1,812,000	3,839,000	3,667,000

Gross profit	9,935,000	8,531,000	19,763,000	16,977,000
Operating expenses:
Research and development	2,488,000	1,465,000	5,099,000	2,942,000
Selling, general and administrative	5,532,000	4,370,000	12,148,000	8,700,000

Total operating expenses	8,020,000	5,835,000	17,247,000	11,642,000

Operating income	1,915,000	2,696,000	2,516,000	5,335,000
Operating margin	16%	26%	11%	26%
Other income, net	64,000	5,000	124,000	10,000
Income before income taxes	1,979,000	2,701,000	2,640,000	5,345,000
Income tax expense	(108,000)	(58,000)	(202,000)	(276,000)

Net income	$1,871,000	$2,643,000	$2,438,000	$5,069,000

Basic income per common share:	$0.03	$0.04	$0.04	$0.08

Diluted income per common share:	$0.03	$0.04	$0.04	$0.08

Shares used in per share calculation - basic	61,158,009	61,103,342	61,068,294	62,063,059

Shares used in per share calculation - diluted	62,451,546	61,721,859	62,242,401	62,743,297

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Operating activities:
Net income	$2,438,000	$5,069,000
Non-cash items in net income	1,617,000	1,177,000
Changes in operating assets and liabilities	(504,000)	1,231,000

Net cash provided by operating activities	3,551,000	7,477,000
Investing activities:
Purchases of property and equipment	(948,000)	(622,000)

Net cash used in investing activities	(948,000)	(622,000)
Financing activities:
Proceeds from exercise of stock options	717,000	252,000
Purchase of Treasury Stock	—	(9,000,000)

Net cash used in financing activities	717,000	(8,748,000)

Increase (Decrease) in cash and cash equivalents	3,320,000	(1,893,000)
Cash and cash equivalents, beginning of period	22,988,000	20,680,000

Cash and cash equivalents, end of period	$26,308,000	$18,787,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2013	2012	2013	2012
Revenue:
GAAP revenue			$11,838,000	$10,343,000	$23,602,000	$20,644,000

Cost of revenue
GAAP cost of revenue			$1,903,000	$1,812,000	$3,839,000	$3,667,000
Stock-based compensation charges (1)	(A	)	(45,000)	(31,000)	(87,000)	(56,000)

Non-GAAP adjusted cost of revenue			$1,858,000	$1,781,000	$3,752,000	$3,611,000

Gross profit:
GAAP gross profit			$9,935,000	$8,531,000	$19,763,000	$16,977,000
Stock-based compensation charges (1)	(A	)	45,000	31,000	87,000	56,000

Non-GAAP adjusted gross profit			$9,980,000	$8,562,000	$19,850,000	$17,033,000

Research and development expense
GAAP research and development expense			$2,488,000	$1,465,000	$5,099,000	$2,942,000
Stock-based compensation charges (1)	(A	)	(54,000)	(25,000)	(106,000)	(46,000)

Non-GAAP adjusted research and development expense			$2,434,000	$1,440,000	$4,993,000	$2,896,000

Selling and marketing expense
GAAP selling and marketing expense			$3,640,000	$2,521,000	$7,250,000	$5,052,000
Stock-based compensation charges (1)	(A	)	(131,000)	(79,000)	(252,000)	(141,000)

Non-GAAP adjusted selling and marketing expense			$3,509,000	$2,442,000	$6,998,000	$4,911,000

General and administrative expense
GAAP general and administrative expense			$1,892,000	$1,849,000	$4,898,000	$3,648,000
Stock-based compensation charges (1)	(A	)	(214,000)	(122,000)	(402,000)	(221,000)
Non-recurring litigation costs (2)	(B	)	(127,000)	(178,000)	(1,253,000)	(336,000)

Non-GAAP adjusted general and administrative expense			$1,551,000	$1,549,000	$3,243,000	$3,091,000

Operating income:
GAAP operating income			$1,915,000	$2,696,000	$2,516,000	$5,335,000
Stock-based compensation charges (1)	(A	)	444,000	257,000	847,000	464,000
Non-recurring litigation costs (2)	(B	)	127,000	178,000	1,253,000	336,000

Non-GAAP adjusted operating income			$2,486,000	$3,131,000	$4,616,000	$6,135,000

						$—
Adjusted Operating Margin			21.0%	30.3%	19.6%	29.7%
Net income:
GAAP net income			$1,871,000	$2,643,000	$2,438,000	$5,069,000
Stock-based compensation charges (1)	(A	)	444,000	257,000	847,000	464,000
Non-recurring litigation costs (2)	(B	)	127,000	178,000	1,253,000	336,000
Income tax impact	(C	)	30,000	(15,000)	59,000	54,000

Non-GAAP adjusted net income			$2,472,000	$3,063,000	$4,597,000	$5,923,000

Diluted net income per common share:
GAAP net income			$0.03	$0.04	$0.04	$0.08
Adjustments per share	(A-C	)	$0.01	$0.01	$0.03	$0.01

Non-GAAP adjusted net income			$0.04	$0.05	$0.07	$0.09

Shares used to compute Non-GAAP adjusted net income per share - diluted			62,451,546	61,721,859	62,242,401	62,743,297

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(D	)
Net income			$1,871,000	$2,643,000	$2,438,000	$5,069,000
Income tax provision			108,000	58,000	202,000	276,000
Interest expense			—	1,000	—	1,000
Depreciation expense			356,000	326,000	711,000	659,000

EBITDA			2,335,000	3,028,000	3,351,000	6,005,000
Adjustments:
Share-based compensation expense	(A	)	444,000	257,000	847,000	464,000
Non-recurring litigation costs	(B	)	127,000	178,000	1,253,000	336,000

Adjusted EBITDA			$2,906,000	$3,463,000	$5,451,000	$6,805,000

Adjusted EBITDA margin			24.5%	33.5%	23.1%	33.0%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$45,000	$31,000	$87,000	$56,000
Research and development			54,000	25,000	106,000	46,000
Selling and marketing			131,000	79,000	252,000	141,000
General and administrative			214,000	122,000	402,000	221,000

			$444,000	$257,000	$847,000	$464,000

(2) Non-recurring litigation costs are included as follows:
General and administrative			127,000	178,000	1,253,000	336,000

			$127,000	$178,000	$1,253,000	$336,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (D) on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and non-recurring litigation expense to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

We do not provide a reconciliation of forward-looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude non-recurring items that impact our ongoing business. See items (A) through (C) below for further information on the current quarter’s reconciling items.

Items (A) through (D) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (D).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Non-recurring litigation costs. See item (2) on previous page for breakdown of non-recurring litigation costs. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(D) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation and non-recurring litigation expenses.